Exhibit 10.35 H
AMENDMENT NO. 9
TO THE PIONEER NATURAL RESOURCES COMPANY
EXECUTIVE DEFERRED COMPENSATION PLAN
(Amended and Restated Effective January 1, 2009)

WHEREAS, pursuant to the provisions of Section 11.4 thereof, the Pioneer Natural Resources Company Executive Deferred Compensation Plan (Amended and Restated Effective January 1, 2009, and as further amended to date) (the “Plan”) may be amended from time to time;
WHEREAS, the Company now desires to amend the Plan to reinstate certain matching contribution provisions for the 2021 Plan Year that were previously modified for specified portions of the 2020 Plan Year in connection with Amendment No. 8 to the Plan, effective May 6th, 2020; and

WHEREAS, the Company desires the amendments below to become effective December 21, 2020 in order to apply to all pay periods that will become due in the 2021 Plan Year.

NOW, THEREFORE, the Plan shall be amended as follows:

1.Section 4.3(a) of the Plan shall be amended and restated in its entirety as follows:

(a) Matching Credits.

(i) Matching Credit. The Company shall make Matching Credits on a Member’s behalf, subject to a maximum amount during each payroll period and an aggregate maximum amount with respect to each Plan Year, as follows:

(1) Payroll Period Matching Credits and Maximums. For each payroll period, the Company shall defer on a Member’s behalf an amount which equals a percentage of the Member Deferrals elected by such Member during such payroll period: (A) with respect to all payroll periods ending prior to May 25, 2020, or beginning on or after December 21, 2020, the Company will match 100% of the Member’s Deferral for that payroll period; and (B) with respect to all payroll periods beginning on or after May 25, 2020 and ending prior to December 21, 2020, the Company will match 50% of the Member’s Deferral for that payroll period. Notwithstanding the preceding sentence, in no event shall the Matching Credit on a Member’s behalf for any payroll period exceed the following amounts: (i) with respect to any payroll period ending prior to December 21, 2020, 8% of the Member’s Basic Compensation for that payroll period, or 10% of the Member’s Basic Compensation for that payroll period for officers of the Company; and (ii) with respect to any payroll period beginning on or after December 21, 2020, 10% of the Member’s Basic Compensation.

(2) Annual Matching Credits Maximums. Notwithstanding anything to the contrary within 4.3(a)(i)(1) above,
(A) with respect to Plan Years prior to 2020, the Company’s Matching Credit to a Member’s Account shall not exceed 8% of the Member’s Basic

Compensation for the Plan Year for Members who are not officers of the Company, and 10% of the Member’s Basic Compensation for the Plan Year for officers of the Company;

(B) with respect to the 2020 Plan Year, the Company’s Matching Credit to a Member’s Account shall not exceed 5.692% of the Member’s Basic Compensation for the Plan Year for Members who are not officers of the Company, and 7.115% of the Member’s Basic Compensation for the Plan Year for officers of the Company; and

(C) with respect to Plan Years beginning on or after January 1, 2021, the Company’s Matching Credit to a Member’s Account shall not exceed 10% of the Member’s Basic Compensation for the Plan Year.

Matching Credits made on a Member’s behalf shall be credited to his or her Matching Account in accordance with Section 5.1.

(ii) Make-Up Matching Credit. The Company shall defer on a Service Member’s behalf as a make-up matching credit (the “Make-Up Matching Credit”) an amount which equals: (1) with respect to any period of absence for uniformed service (A) on or prior to May 25, 2020, or (B) on or after December 21, 2020, 100% of the Service Member’s Make-Up Deferrals made pursuant to Section 4.2(c), and (2) with respect to any period of absence for uniformed service between May 25, 2020 and December 20, 2020, 50% of the Service Member’s Make-Up Deferrals made pursuant to Section 4.2(c); provided, however, that in no event shall the Service Member’s Make-Up Matching Credits exceed the following:

(A) with respect to any period of absence for uniformed service prior to May 25, 2020, (A) 8% (10% for officers of the Company) of the Service Member’s Basic Compensation during his or her periods of absence for uniformed service minus (B) any Matching Credits made to the Plan on behalf of the Service Member under Section 4.3(a)(i) during the Service Member’s periods of absence for uniformed service; or

(B) with respect to any period of absence for uniformed service between May 25, 2020 and December 20, 2020, (A) 4% (5% for officers of the Company) of the Service Member’s Basic Compensation during his or her periods of absence for uniformed service minus (B) any Matching Credits made to the Plan on behalf of the Service Member under Section 4.3(a)(i) during the Service Member’s periods of absence for uniformed service; or

(C) with respect to any period of absence for uniformed service on or after December 21, 2020, 10% of the Service Member’s Basic Compensation during his or her periods of absence for uniformed service minus (B) any Matching Credits made to the Plan on behalf of the Service Member under Section 4.3(a)(i) during the Service Member’s periods of absence for uniformed service.

Make-up Matching Credits made on a Service Member’s behalf shall be credited to his or her Matching Account in accordance with Section 5.1.
(iii) Additional Matching Credits. In the event that the Company has not made Matching Credits in the amounts allowed pursuant to Section 4.3(a) for any Plan Year, the Company shall make an additional Matching Credit (an “Additional Matching Credit”) on a

Member’s behalf in an amount equal to the value that would result in the Member receiving a total Matching Credit equal to the annual limitations set forth in Section 4.3(a)(i)(2) above. Additional Matching Credits made on a Member’s behalf shall be credited to his or her Matching Account as a Matching Credit in accordance with Section 5.1.

IN WITNESS WHEREOF, this Amendment has been executed on this 30th day of November, 2020, to be effective as of December 21, 2020.

PIONEER NATURAL RESOURCES COMPANY

By: /s/ Tyson L. Taylor
Tyson L. Taylor, Vice President, Human Resources